Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet Reports Fourth Quarter and Fiscal Year 2017 Results

Phoenix, August 9, 2017 - Avnet, Inc. (NYSE:AVT) today announced results for the fourth quarter and fiscal year ended July 1, 2017.

Fourth Quarter Results

•	Sales of $4.6 billion increased 16.1% year over year
o	Organic sales increased 8.4% in constant currency from the year ago quarter
•	Diluted earnings per share (EPS) from continuing operations of $0.59
o	Adjusted diluted EPS from continuing operations of $0.84
•	Cash generated from operations of $81 million

	Fourth Quarters Ended
				Organic
	July 1, 2017	July 2, 2016	Change	Growth
Avnet (1)	$ in millions, except per share data
Sales	$4,606.4	$3,969.0	16.1%	6.8%
Constant Currency (2)			17.9%	8.4%
Americas	1,332.2	1,105.0	20.6%	7.2%
EMEA	1,651.0	1,293.1	27.7%	13.3%
Constant Currency (2)			32.1%	17.2%
Asia	1,623.2	1,570.9	3.3%	0.6%
Constant Currency (2)			4.0%	1.2%

Operating Income	93.4	120.2	(22.3)%
Adjusted Operating Income (3)	155.2	131.7	17.9%

Income from continuing operations	73.3	72.1	1.7%
Adj Income from continuing operations (4)	105.0	75.4	39.3%

Diluted EPS continuing operations	$0.59	$0.56	5.4%
Adj Diluted EPS continuing operations (4)	$0.84	$0.59	42.4%

(1)

Financial information is for continuing operations and excludes the Technology Solutions (TS) business as the sale of this business was completed during the March quarter.  See “Discontinued Operations,” below.

(2)

Year-over-year sales growth rate excludes the impact of changes in foreign currency exchange rates. A discussion on the impact of foreign currency on Avnet’s results of operations is included in Exhibit 99.2 to the Form 8-K filed with the Securities Exchange Commission on August 9, 2017 (“Exhibit 99.2”).

(3)

Non-GAAP adjustments to operating income in fiscal 2017 include $42.0 million of restructuring, integration and other expenses and $19.8 million of amortization expense. Refer to Exhibit 99.2 for a complete reconciliation of non-GAAP financial information.

(4)	Non-GAAP measures. Refer to Exhibit 99.2.

“We closed out the fiscal year with a strong quarter as organic revenue grew 8.4% year over year in constant currency with all three regions contributing to the growth.  In our EMEA region, where our electronic components group continues to grow faster than the market, revenue increased 32% in constant currency and organic revenue was up 17%,” said Bill Amelio, CEO of Avnet. “Our digital initiatives continue to gain traction as Premier Farnell’s Element 14 community surpassed 500 thousand members and we continue to add over 30 thousand new digital customers each month.  We are seeing meaningful improvement in demand creation metrics as we redeploy field application engineers to new products and suppliers that value the reach and technical breadth we bring to high growth markets.  With our digital ecosystem growing steadily and as we realize the positive impacts from our transformation initiatives, we enter fiscal 2018 positioned to drive further organic growth and improve financial performance.”

Segment Reporting

As a result of the sale of the TS Business and the acquisition of Premier Farnell, during the fourth quarter of fiscal 2017, the Company changed its reportable segments to the Electronic Components and Premier Farnell operating groups.

Operating Group Results

		Year-over-Year Growth Rates
	Q4 FY17	Reported	Organic
	Sales	Sales	Sales
	(in millions)
Sales
Electronic Components	$4,260.7	7.4%	7.4%
Constant Currency (1)		8.8%	8.8%

Premier Farnell (acquired Oct 16, 2016)	$345.7	—	0.1%
Constant Currency (1)		—	4.0%

	Q4 FY17	Q4 FY16	Change
Operating Income
Electronic Components	$152.4	$154.7	(1.5)%
Premier Farnell	35.5	—	—

Operating Income Margin
Electronic Components	3.6%	3.9%	(32)	bps
Premier Farnell	10.3%	—	—

(1)	Refer to Exhibit 99.2.

•	Electronic Components sales increased 8.8% from the year ago quarter in constant currency
o	Sales increased 3.0% sequentially in constant currency, driven by strength in the Asia region
•	Premier Farnell organic sales increased 4.0% year over year in constant currency
•	Electronic Components EMEA organic sales increased 18.6% year over year in constant currency, the 16th consecutive quarter of year-over-year growth
o	Excluding the Company’s decision to exit select high volume supply chain engagements, Electronic Components Asia grew 11.6% year over year in constant currency

•	Premier Farnell EMEA organic sales increased 5.8% year over year in constant currency and Premier Farnell Asia organic sales increased 13.0% from the year ago quarter in constant currency
•	Electronic Components operating income margin in the Asia region improved 25 bps sequentially and 45 bps from the year ago quarter
•	Electronic Components inventory declined 4.5% from the year ago quarter, 5.0% in constant currency, and average inventory days declined 10.0% primarily driven by improvement in the Americas region

Cash Flow and Returns to Shareholders

•	Cash generated from continuing operations was $81 million in the June quarter and $221 million in fiscal 2017
•	Cash and cash equivalents at the end of the quarter was $836 million; net debt (total debt less cash and cash equivalents) was $943 million
•	During the June quarter, the Company repurchased 3.3 million shares, representing an aggregate investment of $136 million
•	Entering fiscal 2018, the Company had $399 million remaining under the current share repurchase authorization
•	Avnet paid a dividend of $0.18 per share, or $22 million, during the quarter

“In the June quarter, we generated approximately $81 million of cash from continuing operations and $221 million for the fiscal year,” said Kevin Moriarty, CFO of Avnet.  “In fiscal 2017, we used the proceeds from the sale of Technology Solutions to fund the acquisition of Premier Farnell while strengthening our balance sheet and credit statistics with the pay down of debt. We also returned over $364 million of cash to shareholders via our dividend and share repurchase program.  With improved liquidity and a strong balance sheet, we are well positioned to leverage the digital ecosystem we built and invest in offerings that continue to meet the evolving needs of a customer base that is changing how they design, procure and deliver innovative technology products.”

Fiscal 2017 Results

•	Sales of $17.4 billion, increased 4.2% year over year (5.1% in constant currency), primarily driven by a strong performance in the EMEA region
o	Organic sales increased 1.0% in constant currency
•	Gross profit margin improved 117 bps year over year, primarily driven by the acquisition of Premier Farnell
•	Operating income declined 19.5% year over year and operating income margin was 2.6%
o	Adjusted operating income grew 4.1% year over year, and adjusted operating income margin was consistent with the prior year at 3.7%
•	Generated $221 million cash from continuing operations in fiscal 2017
o	Repurchased $276 million in stock, paid $89 million in dividends

	FISCAL YEARS ENDED
	July 1, 2017	July 2, 2016	Change
Avnet (1)	$ in millions, except per share data
Sales	$17,440.0	$16,740.6	4.2%
Constant Currency (2)			5.1%

Operating Income	461.4	572.9	(19.5)%
Adjusted Operating Income (3)	653.3	627.5	4.1%

Income from continuing operations	263.4	390.9	(32.6)%
Adjusted Income from continuing operations (4)	416.6	403.6	3.2%

Diluted EPS continuing operations	$2.05	$2.93	(30.0)%
Adjusted Diluted EPS continuing operations (4)	$3.24	$3.02	7.3%

(1)	See “Discontinued Operations,” below.
(2)	Refer to Exhibit 99.2.
(3)	Non-GAAP adjustments to operating income in fiscal 2017 include $137.4 million of restructuring, integration and other expenses and $54.5 million of amortization expense. Refer to Exhibit 99.2.
(4)	Non-GAAP measures. Refer to Exhibit 99.2.

 Outlook for First Quarter of Fiscal 2018 Ending on September 30, 2017

•	Sales are expected to be in the range of $4.15 billion to $4.45 billion
o

This sales outlook reflects the net impact from supplier channel consolidation.  Excluding the impact of supplier channel consolidation, the midpoint of guidance would be at the low end of the Company’s seasonal range

•	Adjusted diluted earnings per share is expected to be in the range of $0.67 to $0.77 per share
•	The guidance assumes 125 million average diluted shares outstanding and an adjusted tax rate of 23% to 27%

The above guidance excludes any additional acquisitions, any results of discontinued operations,  amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate for the first quarter of fiscal 2018 is $1.14 to €1.00. This compares with an average exchange rate of $1.12 to the Euro in the first quarter of fiscal 2017.

Refer to Exhibit 99.2 for a complete reconciliation of non-GAAP guidance.

Discontinued Operations

In February 2017, Avnet completed the sale of its Technology Solutions business to Tech Data Corporation.  As a result, the historical results and the gain on sale of the TS business are considered discontinued operations.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining ERP systems and transitioning to a global ERP system, supplier losses and changes to supplier programs, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 11:00 a.m. Eastern Time. Financial information including financial statement reconciliations of non-GAAP to GAAP financial measures, will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.

About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Visit the Avnet Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Investor Relations Contact

Avnet, Inc.

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Corporate Communications

480-643-7499

maureen.o’leary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fourth Quarters Ended		Years Ended
	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016
	(Thousands, except per share data)
Sales	$4,606,404	$3,968,969	$17,439,963	$16,740,597
Cost of sales	3,975,788	3,473,192	15,070,521	14,662,651
Gross profit	630,616	495,777	2,369,442	2,077,946
Selling, general and administrative expenses	495,210	366,291	1,770,627	1,460,273
Restructuring, integration and other expenses	42,033	9,306	137,415	44,761
Operating income	93,373	120,180	461,400	572,912
Other (expense) income, net	(13,495)	(3,247)	(44,305)	(2,963)
Interest expense	(25,173)	(27,550)	(106,691)	(91,936)
Income from continuing operations before taxes	54,705	89,383	310,404	478,013
Income tax (benefit) expense	(18,574)	17,330	47,053	87,104
Income from continuing operations, net of tax	73,279	72,053	263,351	390,909
Income from discontinued operations, net of tax	2,899	24,753	39,571	115,622
Gain on sale of discontinued operations, net of tax	5,268	—	222,356	—
Income from discontinued operations, net of tax	8,167	24,753	261,927	115,622
Net income	$81,446	$96,806	$525,278	$506,531

Earnings per share - basic:
Continuing operations	$0.59	$0.57	$2.07	$2.99
Discontinued operations	0.07	0.19	2.06	0.88
Net income per share basic	$0.66	$0.76	$4.13	$3.87

Earnings per share - diluted:
Continuing operations	$0.59	$0.56	$2.05	$2.93
Discontinued operations	0.07	0.19	2.03	0.87
Net income per share diluted	$0.65	$0.75	$4.08	$3.80

Shares used to compute earnings per share:
Basic	124,209	127,930	127,032	130,858
Diluted	125,062	129,799	128,651	133,173
Cash dividends paid per common share	$0.18	$0.17	$0.70	$0.68

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	July 1,	July 2,
	2017	2016
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$836,384	$1,031,478
Marketable securities	281,326	—
Receivables, net	3,337,624	2,769,906
Inventories	2,824,709	2,559,921
Prepaid and other current assets	253,765	73,786
Current assets of discontinued operations	—	2,568,882
Total current assets	7,533,808	9,003,973
Property, plant and equipment, net	519,575	453,209
Goodwill	1,148,347	621,852
Intangible assets, net	277,291	22,571
Other assets	220,568	239,133
Non-current assets of discontinued operations	—	899,067
Total assets	$9,699,589	$11,239,805

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$50,113	$1,152,599
Accounts payable	1,861,635	1,590,777
Accrued expenses and other	542,023	394,888
Current liabilities of discontinued operations	—	1,804,229
Total current liabilities	2,453,771	4,942,493
Long-term debt	1,729,212	1,339,204
Other liabilities	334,538	223,053
Non-current liabilities of discontinued operations	—	43,769
Total liabilities	4,517,521	6,548,519
Shareholders’ equity	5,182,068	4,691,286
Total liabilities and shareholders’ equity	$9,699,589	$11,239,805

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended
	July 1, 2017	July 2, 2016
	(Thousands)
Cash flows from operating activities:
Net income	$525,278	$506,531
Less: Income from discontinued operations, net of tax	261,927	115,622
Income from continuing operations	263,351	390,909

Non-cash and other reconciling items:
Depreciation	101,407	70,344
Amortization	53,953	9,246
Deferred income taxes	(25,305)	107,598
Stock-based compensation	47,686	56,908
Other, net	26,230	29,379
Changes in (net of effects from businesses acquired and divested):
Receivables	(371,820)	191,209
Inventories	84,408	(416,644)
Accounts payable	163,604	(326,217)
Accrued expenses and other, net	(122,466)	(161,607)
Net cash flows provided (used) by operating activities - continuing operations	221,048	(48,875)
Net cash flows (used) provided by operating activities - discontinued operations	(589,738)	273,190
Net cash flows (used) provided by operating activities	(368,690)	224,315

Cash flows from financing activities:
Issuance of notes, net of issuance costs	296,374	541,500
Repayment of notes	(530,800)	(250,000)
Borrowings (repayments) under accounts receivable securitization, net	(588,000)	79,996
Borrowings (repayments) of bank and revolving debt, net	(72,553)	119,895
Borrowings of term loans	530,756	—
Repayments of term loans	(511,358)	—
Repurchases of common stock	(275,884)	(380,943)
Dividends paid on common stock	(88,657)	(88,594)
Other, net	48,530	(11,448)
Net cash flows (used) provided by financing activities - continuing operations	(1,191,592)	10,406
Net cash flows provided by financing activities - discontinued operations	3,447	22,949
Net cash flows (used) provided by financing activities	(1,188,145)	33,355

Cash flows from investing activities:
Purchases of property, plant and equipment	(120,397)	(137,375)
Acquisitions of businesses, net of cash acquired	(802,744)	—
Other, net	18,656	15,574
Net cash flows used for investing activities - continuing operations	(904,485)	(121,801)
Net cash flows provided (used) by investing activities - discontinued operations	2,242,959	(30,712)
Net cash flows provided (used) by investing activities	1,338,474	(152,513)
Effect of currency exchange rate changes on cash and cash equivalents	23,267	(6,232)
Cash and cash equivalents:
— (decrease) increase	(195,094)	98,925
— at beginning of period	1,031,478	932,553
— at end of period	$836,384	$1,031,478